UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2010

HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-32253	87-0650264
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

16B/F Ruixin Bldg., No. 25 Gaoxin Road
Xi’an, Shaanxi Province, China  710075
(Address of principal executive offices)

86-29-8822 4682
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A.  Financing and Construction Agreement.

On  November 8, 2010, Huifeng Bio-Pharmaceutical Technology, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, Xi’an Huifeng-Bio-Technic, Inc., a company organized and operating under the laws of the Peoples' Republic of China ("PRC"), entered into a Financing and Construction Agreement with Xi’an Jucheng Investment & Consulting Co., Ltd. (“Jucheng”), a company organized and operating under the laws of the PRC (the “Agreement”).

Pursuant to the Agreement, Jucheng has agreed to provide financing for the construction of a COS Standard Diosmin Plant adjacent to the Company's current plant in Xi'an in accordance with the requirements of the Diosmin Plant Construction Working Drawings provided by Huifeng Bio-Technic, including synthetic workshop, cleaning workshop, air-conditioning workshop and water purification workshop.  Jucheng is responsible for obtaining construction bids and selecting the construction company.  The project has a budget of $3,900,000, which shall be paid by Jucheng. Huifeng Bio-Technic is responsible for hiring professional personnel to supervise the project for compliance with the Diosmin COS Standards.

The construction period is eight months.  A penalty of 1% of the total construction fee shall be imposed against Jucheng for each day completion is delayed unless the delay is caused by certain circumstances described in the Agreement.  In consideration for its services, the Company has agreed to issue to Jucheng 6,500,000 shares of the Company’s restricted common stock, of which 1,500,000 shares shall remain restricted until Huifeng Bio-Technic approves and accepts the Plant after its completion.

The foregoing description of the Financing and Construction Agreement does not purport to be complete and is qualified in its entirety by an English translation of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

B.  Debt Payment Agreement.

On April 30, 2010, the Company's subsidiary  Xi’an Huifeng Bio-Technic Inc. entered into a Loan Agreement with Xi’an Runfeng Investment, Ltd. Co. pursuant to which Runfeng loaned the subsidiary $499,000.  The loan was due and payable on October 30, 2010 and earned interest at an annual interest rate of 7.2%.

On November 3, 2010, Xi’an Huifeng Bio-Technic Inc. and Xi’an Runfeng Investment, Ltd. Co. entered into a Debt Payment Agreement, pursuant to which Runfeng agreed to accept 861,606 shares of the Company in full payment for all of the outstanding principal and interest due under the Loan Agreement, which at October 30, 2010 was $516,964.  The Company's Board of Directors ratified and approved the Debt Payment Agreement and authorized the issuance of the shares to Runfeng.

ITEM 3.02— UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01(A) of this Report on Form 8-K, pursuant to the Financing and Construction Agreement between the Company's wholly-owned subsidiary, Xi’an Huifeng-Bio-Technic, Inc. and Xi’an Jucheng Investment & Consulting Co., Ltd.,  the Company has agreed to issue 6,500,000 shares of its common stock to  Jucheng.  These shares will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to an exemption from registration provided by Section 4(2) of the 1933 Act.

As described in Item 1.01(B) of this Report on Form 8-K, pursuant to the Debt Payment Agreement between the Company's wholly-owned subsidiary, Xi’an Huifeng-Bio-Technic, Inc. and Runfeng Investment, Ltd. Co.,  the Company has agreed to issue 861,606 shares of its common stock to Runfeng.  These shares will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to an exemption from registration provided by Section 4(2) of the 1933 Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	English translation of Financing and Construction Agreement by and between Xi’an Huifeng-Bio-Technic, Inc. and Xi’an Jucheng Investment & Consulting Co., Ltd. effective as of November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huifeng Bio-Pharmaceutical Technology, Inc.

	By:	/s/ Jing’an Wang
Jing’an Wang
Date: November 8, 2010		Chief Executive Officer